Exhibit 32.1
CERTIFICATION PURSUANT TO
RULE 13A-14(B) AND 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of MRV Communications, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on November 3, 2006, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MRV COMMUNICATIONS, INC.

By: /s/ Noam Lotan Noam Lotan
President and Chief Executive Officer

By: /s/ Kevin Rubin Kevin Rubin
Chief Financial Officer and Compliance Officer

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